UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2007

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A.	Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2006 Report on Form 10-K filed on April 2, 2007.

B.	Supplemental Information

On August 15, 2007, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Treasurer and Chief Financial Officer, Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (collectively “Holdings”) and Principal Financial Officer, Universal City Development Partners, Ltd. (“UCDP”).

Welcome to our second quarter earnings conference call.

For the quarter, our attendance was down 2% versus prior year. This was partly due to the first two days of our peak Easter and Spring Break season falling into the first quarter, whereas in prior year, that peak time occurred entirely during the second quarter. On a year to date basis through the end of the second quarter, our attendance was down 3%. The decrease was driven by our international market which declined by a mid-single digit percentage on the year and a low-teen percentage for the quarter. Our Outer United States attendance declined by a mid-single digit percentage on a year-to-date basis, but was flat during the quarter. Our Florida market has remained strong with slight growth year-to-date and mid-single digit percentage growth for the quarter. The improvement of our outer United States and Florida attendance was due to our new advertising campaigns and compelling product offers as well as from the enhancement of our sales force and investment in sales channels.

Even though we experienced a slight decline in attendance during the second quarter, our total revenues increased $10.9 million, which was driven by a 7% growth in per capita spending on admissions passes, food and beverage and merchandise products, due to a variety of initiatives and improved product mix. Our total operating expenses increased by $5.6 million or 3%. This was mostly due to an increase in advertising of $3.2 million, approximately two-thirds of this is a shift in timing to coincide with the peak summer travel period and approximately one-third is incremental spend. The remaining increase in total operating expenses correlates to our increase in revenue. For the quarter our operating income increased $5.2 million and net income increased $8.8 million, both on a consolidated basis and at the UCDP level.

For the June year-to-date period, UCDP produced $143.9 million in operating cash flow, which was favorable by $36.5 million through the same period in prior year. This favorability was due to:

$16.1 million in increased net income, and $24.7 million in working capital, primarily driven by the timing of marketing.

Cash used in investing activities consisted of $30.0 million in capital expenditures versus $25.0 million in the prior year as we begin construction of our recently announced The Simpsons™ and Harry Potter™ projects. Our capital expenditures will increase significantly during the remaining two quarters as we proceed with construction towards our estimated spend of between $100.0 million and $120.0 million for the year. The Harry Potter™ themed environment will provide fans with a one-of-a-kind opportunity to experience the magical world of Harry Potter™ and see some of their favorite locations from the books and films such as village of Hogsmeade, the Forbidden Forest, and even Hogwarts castle. The area will also feature attractions, experiential shops and restaurants. Also included in investing activities, was our receipt of $3.5 million from Universal Singapore for reimbursement of research and development costs relating to various attractions in our parks.

Holdings generated operating cash flow of $122.5 million, which is $143.9 million at UCDP less Holdings interest.

At the end of the second quarter we believe we were in compliance with all of our required financial ratios and we had $100.0 million in availability under our revolver. UCDP had cash of $148.0 million with an incremental $10.0 million at Holdings for a consolidated total of $158.0 million and we had basket availability of $92.0 million for UCDP and $115.0 million for Holdings.

We are looking forward to the rest of 2007. A few of the highlights include:

•	Strong attendance growth in July and so far in August, particularly in our Florida and Outer United States markets driven primarily by a shift in timing of our marketing spend.

•	Our Blue Man Group show opened at the beginning of June and is doing very well.

•

We are preparing for our annual Halloween Horror Nights® event, which we hope to build on our record breaking attendance from 2006. To help with that we signed a deal with New Line Cinema for the rights to add Horror movie icons, Jason™, Freddy Krueger™ and Leatherface™ to our already fantastic event.

•

Construction for the Simpsons™ attraction is well underway and the opening is expected to be late in the first quarter next year and if the popularity of The Simpsons™ movie, (in the first 12 days of release, brought in $315 million worldwide) is any indication, we expect quite a bit of excitement as the opening nears.

•

We received a lot of publicity with the announcement of, The Wizarding World of Harry Potter, which garnered world wide attention. This is our largest project since we constructed Islands of Adventure and are excited about what this will bring to the resort. Our agreement requires us to open by the summer of 2010; however we are targeting the opening of the themed area for late in 2009.

C.	Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date:	August 15, 2007	By:	/s/ Tracey L. Stockwell
		Name:	Tracey L. Stockwell
		Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date:	August 15, 2007	By:	/s/ Tracey L. Stockwell
		Name:	Tracey L. Stockwell
		Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date:	August 15, 2007	By:	/s/ Tracey L. Stockwell
		Name:	Tracey L. Stockwell
		Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date:	August 15, 2007	By:	/s/ Tracey L. Stockwell
		Name:	Tracey L. Stockwell
		Title:	Treasurer and Chief Financial Officer